                         [COOPER COMPANIES LETTERHEAD]


NEWS RELEASE

CONTACT:

Norris Battin
nbattin@usa.net

FOR IMMEDIATE RELEASE

          COOPER COMPANIES' UNIT SIGNS MARKETING AGREEMENTS FOR FEMEXAM

                          TESTCARD DIAGNOSTIC PRODUCT

   3M PHARMACEUTICALS AND MATRIA HEALTHCARE TO PARTNER WITH COOPERSURGICAL TO
      CO-MARKET VAGINITIS TEST REIMBURSEMENT CODE TO BE ISSUED IN DECEMBER

IRVINE, Calif., July 13, 1999 -- The Cooper Companies, Inc. (NYSE/PCX: COO) today announced that its CooperSurgical unit (CSI) has entered into two separate agreements to co-market its FemExam pH and Amines Test Card in the United States. The first is with 3M Pharmaceuticals, a division of 3M (NYSE: MMM), and the second is with Matria Healthcare Inc. (NASDAQ: MATR). Cooper also said that the American Medical Association recently assigned a third party reimbursement code for amines testing. This new code will allow physicians to obtain full reimbursement for the TestCard beginning in January 2000. CSI markets diagnostic products and surgical instruments and accessories for the women's healthcare market.

The FemExam TestCard is a rapid, economic, point of care diagnostic used in the differential diagnosis of vaginitis. It combines two tests on a small disposable card that indicate the presence or absence of bacterial vaginosis (BV). Gynecologists and obstetricians now consider BV to be the most common vaginal infection. It affects as many as 25% of women in the United States, accounts for 13 million physician office visits annually in the U.S. and represents half of all vaginal infections.

The FemExam tests are performed by collecting vaginal fluid with a cotton swab and wiping it across the colorimetric reagent sections of the card. The TestCard provides results almost immediately. It is a "yes" or "no" device that, in conjunction with clinical signs and symptoms, can distinguish bacterial from yeast infections. The test results indicate whether antibacterial or anti-fungal pharmacological therapy should be prescribed.

3M Pharmaceuticals markets MetroGel-Vaginal'r', (metroniadazole vaginal gel) 0.75% vaginal gel which is indicated for the treatment of BV. Under the 3M agreement, the two hundred 3M Pharmaceutical sales


                                 more, more                               Page 1
representatives who call on obstetricians, gynecologists and general and family practitioners, will educate physicians about the benefits of using the Fem Exam TestCard to help detect BV. These representatives will also distribute samples and literature, provide information about the TestCard at 250 clinical seminars focused on BV each year and refer potential customers to CooperSurgical. The 3M marketing program will begin regionally in July and nationally in October.

Under the Matria Healthcare agreement, Matria's 78 sales representatives will inform obstetricians and gynecologists who focus on high risk obstetrics about the benefits of the TestCard in screening and monitoring obstetrical patients. Matria Healthcare is a leading provider of comprehensive disease management services to health plans and employers for women's health and the chronic conditions of diabetes, cardiovascular disease and respiratory disorders.

BV can lead to serious complications during pregnancy. It has been associated with pre-term rupture of membranes, low birth weight babies and endometritis. BV has also been linked with pelvic inflammatory disease (PID), one of the leading causes of infertility. Recent studies indicate that 10 to 30 percent of pregnant women have BV. As about 50 percent of BV cases are asymptomatic, screening is becoming more common in pregnant patients.

Health experts estimate 7% of all pregnancies in the U.S. are at risk for a preterm delivery, representing a cost of as much as $4.7 billion per year to employers and workers. The lifetime cost of caring for a low birthweight baby can reach as much as $500,000. CSI estimates that in the U.S., about 4 million obstetrical patients each year could be TestCard candidates. A 1998 Committee Opinion standard of care from the American College of Obstetricians and Gynecologists recommended screening for BV in women at high risk for preterm labor.

Matria will also help CSI obtain third party insurance coverage for the TestCard through 18 managed care specialists who work with over 1000 health insurance industry customers. Matria's economic outcomes research experts will conduct clinical studies to support the TestCard reimbursement program. The marketing program with Matria will begin immediately.

CSI also announced that third party reimbursement for both tests on the TestCard will soon be possible as the American Medical Association has assigned a Common Procedural Terminology (CPT) code covering amines testing. A CPT code for pH testing already exists. Reimbursement under the amines code will begin in January 2000 after the Health Care Financing Administration establishes a fee.

Commenting on the new marketing initiatives, A. Thomas Bender, chief executive officer of the Cooper Companies said, "These new partnerships coupled with a more clearly defined reimbursement profile will give FemExam product line added strength in the marketplace. The 3M arrangement significantly broadens our ability to target the physicians who write over 85% of the prescriptions for antibacterials used to treat BV. The Matria agreement allows us to participate in the market where BV can have the most serious consequences,


                                 more, more                               Page 2
high-risk pregnancy, and to reach directly those third party insurers who have the most to benefit financially from diagnosing it quickly."

Bender added that the new reimbursement code would go a long way toward overcoming the medical economic barriers that have slowed FemExam's acceptance. "It puts additional financial incentives in place to use the card, allows practitioners to bill electronically to obtain reimbursement and supports the clinical value of using both tests to diagnose vaginitis," he said.

With its partners, CSI plans to spend about a million dollars and substantial sales time over the next two years to establish the FemExam card as the preferred point of care test for vaginitis wherever it presents. In addition, CSI expects to complete clinical studies of the economic benefit of the TestCard in private practice and in a large prepaid health plan during 2000.

The FemExam TestCard is the first in a series of diagnostic products for the women's healthcare market developed under CSI's licensing agreement with Litmus Concepts, Inc. Litmus is an emerging in vitro diagnostics company that develops and manufactures unique, proprietary products for the on-site diagnosis and management of infectious diseases to improve female healthcare. CSI has the exclusive North American medical marketing rights for these technologies in the women's healthcare market and expects to launch additional tests currently under development by Litmus through partnerships with companies who can target appropriate customer segments.

More information about vaginitis can be found at the 3M National Vaginitis Association website, www.vaginalinfections.org. For full prescribing information for Metrogel-Vaginal see www.3M.com/mgv. The Litmus Concepts' website, www.litmusconcepts.com, offers clinical background on the FemExam TestCard and links to many other sites that discuss women's healthcare. Information on Matria Healthcare's Women's Health Division and on prematurity and maternity expenses can be found at www.matria.com or through NetNursesm, Matria's web-based healthcare information line at www.netnurse.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 including statements about Cooper's capital resources, anticipated revenue growth, operating results and market conditions. Since the outcome of forward-looking forecasts is uncertain, risky and, indeed, may not occur, investors should not rely on them to predict the future.

To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or their negatives, and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These necessarily depend on assumptions, data or methods that may be incorrect or imprecise.


                                 more, more                               Page 3

The following events, among others, could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements: major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, significant disruptions caused by third parties failing to address the year 2000 issue or by unforeseen delays in completing our year 2000 compliance program.

Also, acquisition integration costs, foreign currency exchange exposure including the potential impact of the Euro, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental clean-up costs above those already accrued, litigation costs, costs of business divestitures, and forward-looking statements in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1998.

Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. Corporate offices are located in Irvine and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's Internet address is www.coopercos.com.

FemExam'r' TestCard System'TM' is a trademark of The Cooper Companies, Inc.

                                       ###


                                                                          Page 4